Exhibit 32.1
CERTIFICATION REQUIRED BY
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE
Each of the undersigned hereby certifies, as of the date hereof and in his capacity as the specified officer of Clean Energy Fuels Corp. (the "Company"), that, to the best of his knowledge, the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2017 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in such report.
Date: March 13, 2018

/s/ ANDREW J. LITTLEFAIR
Andrew J. Littlefair President and Chief Executive Officer (Principal Executive Officer)
Date: March 13, 2018

/s/ ROBERT M. VREELAND
Robert M. Vreeland Chief Financial Officer (Principal Financial Officer)
This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This certification shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference. A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.